Exhibit 99.1

January 25, 2006

Tetra Tech Reports First Quarter Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended January 1, 2006. In the quarter, diluted earnings per share (“EPS”) from continuing operations, before the effect of stock option expense under SFAS 123R, was $0.17 compared to $0.12 for the same quarter last year, a 41.7% increase. Diluted EPS from continuing operations, after the effect of stock option expense under SFAS 123R, was $0.15.  Revenue was $341.2 million, and revenue, net of subcontractor costs, was $229.8 million in the quarter.

	Three Months Ended
In thousands (except EPS data)	Jan. 1, 2006	Jan. 2, 2005
Income from continuing operations before the effect of SFAS 123R(a) (b)	$9,549	$6,860
Income from continuing operations	8,488	6,860

Diluted EPS from continuing operations:
Income from continuing operations before the effect of SFAS 123R(a)	$0.17	$0.12
Income from continuing operations	$0.15	$0.12

(a)      A non-GAAP financial measure; see “Non-GAAP Financial Measure” below.

(b)      Effective as of the beginning of fiscal 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004) – Share-Based Payment (“SFAS 123R”) using the modified prospective application method.  Accordingly, the results of operations for the current fiscal period include expense related to the fair value of its stock-based compensation awards.

First Quarter Results

Revenue for the first quarter was $341.2 million, up 10.2% from $309.7 million for the same quarter last year. Revenue, net of subcontractor costs, for the quarter was $229.8 million, up 1.7% from $225.9 million for the same quarter last year. Income from operations was $17.1 million, up 21.8% from $14.1 million for the same period last year. Net income for the first quarter was $8.0 million, up 1.5% from $7.9 million for the same period last year. Diluted EPS from net income was $0.14 compared to $0.14 for the same period last year.

Tetra Tech continued the wind-down and divestitures of non-core businesses in the first quarter and expects to complete the wind-down and divestitures of the remaining non-core businesses in the second quarter.  This resulted in $0.01 of diluted loss per share from discontinued operations for the quarter.  Tetra Tech may recognize a gain, if any, next quarter upon completing the divestiture of businesses.

	Three Months Ended
In thousands (except EPS data)	Jan. 1, 2006	Jan. 2, 2005
Revenue	$341,192	$309,666
Revenue, net of subcontractor costs	229,759	225,867
Income from operations	17,123	14,056

Income from continuing operations	8,488	6,860
Income (loss) from discontinued operations, net of tax	(465)	1,043
Net income	$8,023	$7,903

Basic EPS:
Income from continuing operations	$0.15	$0.12
Income (loss) from discontinued operations, net of tax	(0.01)	0.02
Net income	$0.14	$0.14

Diluted EPS:
Income from continuing operations	$0.15	$0.12
Income (loss) from discontinued operations, net of tax	(0.01)	0.02
Net income	$0.14	$0.14

Weighted average common shares outstanding:
Basic	57,102	56,469
Diluted	57,641	56,977

Non-GAAP Financial Measure

Management of the Company believes that income before the effect of SFAS 123R is useful information because it allows investors to assess the Company’s earnings trend. Such non-GAAP information is also integral to Management’s internal evaluation of the Company’s performance. The following table reconciles the Company’s reported GAAP net income and EPS to the non-GAAP financial measure:

	Three Months Ended
In thousands (except EPS data)	Jan. 1, 2006	Jan. 2, 2005
Income from continuing operations before the effect of SFAS 123R	$9,549	$6,860
Effect of SFAS 123R, net of tax	(1,061)	—
Income from continuing operations	8,488	6,860
Income (loss) from discontinued operations, net of tax	(465)	1,043
Net income - as reported per GAAP	$8,023	$7,903

Diluted EPS:
Income from continuing operations before the effect of SFAS 123R	$0.17	$0.12
Effect of SFAS 123R, net of tax	(0.02)	—
Income from continuing operations	0.15	0.12
Income (loss) from discontinued operations, net of tax	(0.01)	0.02
Net income - as reported per GAAP	$0.14	$0.14

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of corporate transactions that may be completed after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2006 to be in the range of $0.15 to $0.17, excluding the anticipated gain from discontinued operations and before the effect of SFAS 123R.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $220 million to $230 million.  For fiscal 2006, guidance remains unchanged.  Tetra Tech expects diluted EPS, before the effect of SFAS 123R, to be in the range of $0.68 to $0.75 for fiscal 2006. Revenue, net of subcontractor costs, for fiscal 2006 is expected to range from $850 million to $950 million.

The effect of SFAS 123R on diluted EPS is expected to be approximately $0.09 to $0.10 during fiscal 2006.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s web site at www.tetratech.com on January 26, 2006 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With over 7,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACT: Mike Bieber, (626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	January 1, 2006	October 2, 2005
Assets
Current Assets:
Cash and cash equivalents	$14,692	$26,861
Accounts receivable - net	315,654	304,905
Prepaid expenses and other current assets	25,835	20,936
Income taxes receivable	18,219	64
Current assets of discontinued operations	7,424	40,090
Total current assets	381,824	392,856

Property and equipment:
Equipment, furniture, and fixtures	73,214	70,863
Leasehold improvements	9,057	9,021
Total	82,271	79,884

Accumulated depreciation and amortization	(50,652)	(48,248)
Property and equipment - net	31,619	31,636

Deferred income taxes	8,203	7,469
Income taxes receivable	33,800	33,800
Goodwill	159,175	159,175
Intangible and other assets - net	26,455	16,399
Noncurrent assets of discontinued operations	2,435	8,708

Total assets	$643,511	$650,043

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts Payable	$73,571	$88,508
Accrued compensation	39,724	50,935
Billings in excess of costs on uncompleted contracts	45,165	48,560
Deferred income taxes	17,048	7,009
Current portion of long-term obligations	17,713	12,285
Other current liabilites	47,606	45,137
Current liabilities of discontinued operations	3,772	18,809
Total current liabilities	244,599	271,243

Long-term obligations	84,026	74,138

Noncurrent liabilities of discontinued operations	—	47

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of January 1, 2006 and October 2, 2005	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 57,156 and 57,048 shares as of January 1, 2006 and October 2, 2005, respectively	572	570
Additional Paid in Capital	253,391	251,112
Accumulated other comprehensive income	724	757
Retained earnings	60,199	52,176

Total stockholders’ equity	314,886	304,615

Total liabilities and stockholders’ equity	$643,511	$650,043

TETRA TECH, INC.

Condensed Consolidated Statements of Income

(Unaudited - in thousands, except per share data)

	Three Months Ended
	January 1, 2006	January 2, 2005
Revenue	$341,192	$309,666
Subcontractor costs	111,433	83,799
Revenue, net of subcontractor costs	229,759	225,867
Other contract costs	185,372	188,549
Gross profit	44,387	37,318
Selling, general and administrative expenses	27,264	23,262
Income from operations	17,123	14,056
Interest expense - net	2,232	2,468
Income from continuing operations before income tax expense	14,891	11,588
Income tax expense	6,403	4,728
Income from continuing operations	8,488	6,860
Income (loss) from discontinued operations, net of tax	(465)	1,043
Net income	$8,023	$7,903

Basic earnings per share:
Income from continuing operations	$0.15	$0.12
Income (loss) from discontinued operations, net of tax	(0.01)	0.02
Net income	$0.14	$0.14

Diluted earnings per share:
Income from continuing operations	$0.15	$0.12
Income (loss) from discontinued operations, net of tax	(0.01)	0.02
Net income	$0.14	$0.14

Weighted average common shares outstanding:
Basic	57,102	56,469
Diluted	57,641	56,977

Percentage of revenue, net of subcontractor costs:
Revenue, net of subcontractor costs	100.0%	100.0%
Other contract costs	80.7%	83.5%
Gross profit	19.3%	16.5%
Selling, general and administrative expenses	11.9%	10.3%
Income from operations	7.4%	6.2%
Interest expense - net	1.0%	1.1%
Income from continuing operations before income tax expense	6.4%	5.1%
Income tax expense	2.8%	2.1%
Income from continuing operations	3.6%	3.0%
Income (loss) from discontinued operations, net of tax	-0.2%	0.5%
Net income	3.4%	3.5%